Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Natera, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(4)	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)
Equity	Common Stock, par value $0.0001 per share	Rule 457(h) Rule 457(c)	3,500,000(2)	$61.62(4)	$215,670,000.00	0.0000927	$19,992.61
Equity	Common Stock, par value $0.0001 per share	Rule 457(h) Rule 457(c)	880,000(3)	$52.38(4)	$46,091,760.00	0.0000927	$4,272.71
Total Offering Amounts					$261,761,760.00		$24,265.32
Total Fee Offsets							--
Net Fee Due							$24,265.32

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that become issuable under (a) the Registrant’s 2015 Equity Incentive Plan (the “2015 EIP”) and (b) the Registrant’s 2015 Employee Stock Purchase Plan (the “2015 ESPP”), as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable. Common Stock issuable under the 2015 EIP and 2015 ESPP were previously registered on Registration Statements on July 2, 2015 (File No. 333-205441), March 24, 2016 (File No. 333-210374), March 16, 2017 (File No. 333-216747), March 19, 2018 (File No. 333-223751), March 15, 2019 (File No. 333-230324), March 4, 2020 (File No. 333-236873), and March 2, 2021 (File No. 333-253785).

(2)

Represents 3,500,000 shares of Common Stock that were automatically added to the shares reserved for issuance under the 2015 EIP on January 3, 2022 pursuant to an “evergreen” provision contained in the 2015 EIP (the “2015 EIP Evergreen Shares”).  The number of shares of Common Stock available for issuance under the 2015 EIP is subject to an automatic annual increase on the first business day of each fiscal year of the Registrant through 2025 equal to the least of (a) four percent (4%) of the total number of shares of Common Stock actually issued and outstanding on the last business day of the prior fiscal year, (b) 3,500,000, or (c) a number of shares of Common Stock determined by the Registrant’s board of directors.

(3)

Represents 880,000 shares of Common Stock that were automatically added to the shares reserved for issuance under the 2015 ESPP on January 3, 2022 pursuant to an “evergreen” provision contained in the 2015 ESPP (the “2015 ESPP Evergreen Shares”). The number of shares of Common Stock available for issuance under the 2015 ESPP is subject to an automatic annual increase on the first business day of each fiscal year of the Registrant through 2035 equal to the least of (a) one percent (1%) of the total number of shares of Common Stock actually issued and outstanding on the last business day of the prior fiscal year, (b) 880,000 shares of Common Stock (subject to proportionate adjustment in the event of a stock split, stock dividend, reverse stock split, etc.), or (c) a number of shares of Common Stock determined by the Registrant’s board of directors.

(4)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price of the 2015 EIP Evergreen Shares are based upon the average of the high and low prices of the Common Stock on February 24, 2022, as reported on the Nasdaq Global Select Market, which date is within five business days prior to the filing of this Registration Statement. The price per share and aggregate offering price of the 2015 ESPP Evergreen Shares are based upon the average of the high and low prices of the Common Stock on February 24, 2022, as reported on the Nasdaq Global Select Market, which date is within five (5) business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchasers under the 2015 ESPP.

(5)	The Registrant does not have any fee offsets.